EXECUTION

GREENPOINT MORTGAGE FUNDING TRUST 2006-OH1

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OH1

MASTER SERVICING

and

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,
as Depositor,

WELLS FARGO BANK, N.A.,
as Securities Administrator and Master Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee and Custodian

Dated as of December 1, 2006

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

i

SCHEDULES

Schedule I	Mortgage Loan Schedule

EXHIBITS

Exhibit A	Forms of Class A Certificates and Class M Certificates

Exhibit B	Form of Class P Certificates

Exhibit C	Forms of Class R, Class RC and Class RX Certificates

Exhibit D	Form of Class X Certificates

Exhibit E	Form of Initial Certification of Custodian

Exhibit F	Form of Document Certification and Exception Report of Custodian

Exhibit G	Form of Residual Transfer Affidavit

Exhibit H	Form of Transferor Certificate

Exhibit I-1	Form of Rule 144A Letter

Exhibit I-2	Form of ERISA Transfer Affidavit

Exhibit J-1	Form of Back-up Certification (Master Servicer)

Exhibit J-2	Form of Back-up Certification (Securities Administrator)

Exhibit K	Form of Servicing Criteria to be Addressed in Assessment of Compliance Statement

Exhibit L	Form of Request for Release of Documents (Deutsche Bank National Trust Company)

Exhibit M	Form 8-K Disclosure Information

Exhibit N	Additional Form 10-D Disclosure

Exhibit O	Additional Form 10-K Disclosure

v

This MASTER SERVICING AND TRUST AGREEMENT dated as of December 1, 2006, as supplemented by the Standard Terms to Master Servicing and Trust Agreement (December 2006 Edition) (collectively, the “Trust Agreement” or this “Agreement”), is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), DEUTSCHE BANK NATIONAL TRUST COMPANY (“Deutsche Bank”), as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”) and WELLS FARGO BANK, N.A. (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”).

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Securities Administrator on behalf of the Trust shall elect that five segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising five REMICs (each, a “Trust REMIC” or, in the alternative, the “Lower-Tier REMIC,” the “Middle-Tier REMIC,” the “Upper-Tier REMIC,” the “Class X REMIC” and the “Class P REMIC”). The Class X Interest, the Class P Interest and each Class of LIBOR Certificates (exclusive of the right to receive Basis Risk Carry Forward Amounts or any obligation to pay amounts to the Supplemental Interest Trust), represents ownership of a regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of the Middle-Tier REMIC and the Upper-Tier REMIC, the Class RC Certificates represent ownership of the sole class of residual interest in the Lower-Tier REMIC, and the Class RX Certificates represent ownership of the sole class of residual interest in each of the Class X REMIC and Class P REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.04. The Class X REMIC shall hold as its assets the Class X Interest and the Class P REMIC shall hold as its assets the Class P Interest, in each case, as provided below. The Upper-Tier REMIC shall hold as its assets the several classes of uncertificated Middle-Tier Regular Interests in the Middle-Tier REMIC, as provided below. The Middle-Tier REMIC shall hold as its assets the several classes of uncertificated Lower-Tier Regular Interests in the Lower-Tier REMIC, as provided below. The Lower-Tier REMIC shall hold as its assets the assets described in the definition of “Trust Fund” herein (other than the Excess Reserve Fund Account and any rights under the Interest Rate Swap Agreement). Each Class of LIBOR Certificates represents beneficial ownership of a regular interest in the Upper-Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and the obligation to pay amounts to the Supplement Interest Trust, the Class P Certificates represent beneficial ownership of a regular interest in the Class P REMIC, and the Class X Certificates represent beneficial ownership of a regular interest in the Class X REMIC, the Excess Reserve Fund Account and the Supplement Interest Trust.

The Lower-Tier REMIC

The Lower-Tier Regular Interests will have the initial principal balances and Pass-Through Rates as set forth in the following table:

Class Designation	Initial Principal Balance	Interest Rate
LT1-A	(4)	(1)
LT1-F1	$8,166,340.50	(2)
LT1-V1	$8,166,340.50	(3)
LT1-F2	$7,870,571.50	(2)
LT1-V2	$7,870,571.50	(3)
LT1-F3	$7,585,581.00	(2)
LT1-V3	$7,585,581.00	(3)
LT1-F4	$7,310,975.50	(2)
LT1-V4	$7,310,975.50	(3)
LT1-F5	$7,046,372.00	(2)
LT1-V5	$7,046,372.00	(3)
LT1-F6	$6,791,405.50	(2)
LT1-V6	$6,791,405.50	(3)
LT1-F7	$6,545,723.00	(2)
LT1-V7	$6,545,723.00	(3)
LT1-F8	$6,308,983.50	(2)
LT1-V8	$6,308,983.50	(3)
LT1-F9	$6,080,861.00	(2)
LT1-V9	$6,080,861.00	(3)
LT1-F10	$5,861,038.00	(2)
LT1-V10	$5,861,038.00	(3)
LT1-F11	$5,649,213.00	(2)
LT1-V11	$5,649,213.00	(3)
LT1-F12	$5,445,091.50	(2)
LT1-V12	$5,445,091.50	(3)
LT1-F13	$5,248,392.50	(2)
LT1-V13	$5,248,392.50	(3)
LT1-F14	$5,058,844.00	(2)
LT1-V14	$5,058,844.00	(3)
LT1-F15	$4,876,185.00	(2)
LT1-V15	$4,876,185.00	(3)
LT1-F16	$4,700,163.50	(2)
LT1-V16	$4,700,163.50	(3)
LT1-F17	$4,530,536.50	(2)
LT1-V17	$4,530,536.50	(3)
LT1-F18	$4,367,070.50	(2)
LT1-V18	$4,367,070.50	(3)
LT1-F19	$4,209,540.50	(2)
LT1-V19	$4,209,540.50	(3)
LT1-F20	$4,057,729.50	(2)

Class Designation	Initial Principal Balance	Interest Rate
LT1-V20	$4,057,729.50	(3)
LT1-F21	$3,911,428.50	(2)
LT1-V21	$3,911,428.50	(3)
LT1-F22	$3,770,436.50	(2)
LT1-V22	$3,770,436.50	(3)
LT1-F23	$3,634,560.00	(2)
LT1-V23	$3,634,560.00	(3)
LT1-F24	$3,503,611.00	(2)
LT1-V24	$3,503,611.00	(3)
LT1-F25	$3,377,411.50	(2)
LT1-V25	$3,377,411.50	(3)
LT1-F26	$3,255,786.50	(2)
LT1-V26	$3,255,786.50	(3)
LT1-F27	$3,138,570.00	(2)
LT1-V27	$3,138,570.00	(3)
LT1-F28	$3,025,601.50	(2)
LT1-V28	$3,025,601.50	(3)
LT1-F29	$2,916,725.50	(2)
LT1-V29	$2,916,725.50	(3)
LT1-F30	$2,811,792.50	(2)
LT1-V30	$2,811,792.50	(3)
LT1-F31	$2,710,660.50	(2)
LT1-V31	$2,710,660.50	(3)
LT1-F32	$2,613,818.50	(2)
LT1-V32	$2,613,818.50	(3)
LT1-F33	$2,520,668.50	(2)
LT1-V33	$2,520,668.50	(3)
LT1-F34	$2,506,248.00	(2)
LT1-V34	$2,506,248.00	(3)
LT1-F35	$2,413,578.00	(2)
LT1-V35	$2,413,578.00	(3)
LT1-F36	$2,324,253.00	(2)
LT1-V36	$2,324,253.00	(3)
LT1-F37	$2,238,249.00	(2)
LT1-V37	$2,238,249.00	(3)
LT1-F38	$2,155,442.50	(2)
LT1-V38	$2,155,442.50	(3)
LT1-F39	$2,075,713.00	(2)
LT1-V39	$2,075,713.00	(3)
LT1-F40	$1,998,947.50	(2)
LT1-V40	$1,998,947.50	(3)
LT1-F41	$1,925,033.50	(2)
LT1-V41	$1,925,033.50	(3)
LT1-F42	$1,853,865.00	(2)

Class Designation	Initial Principal Balance	Interest Rate
LT1-V42	$1,853,865.00	(3)
LT1-F43	$1,785,341.00	(2)
LT1-V43	$1,785,341.00	(3)
LT1-F44	$1,719,361.50	(2)
LT1-V44	$1,719,361.50	(3)
LT1-F45	$1,655,831.50	(2)
LT1-V45	$1,655,831.50	(3)
LT1-F46	$1,594,660.00	(2)
LT1-V46	$1,594,660.00	(3)
LT1-F47	$1,536,006.00	(2)
LT1-V47	$1,536,006.00	(3)
LT1-F48	$1,480,068.50	(2)
LT1-V48	$1,480,068.50	(3)
LT1-F49	$1,488,800.50	(2)
LT1-V49	$1,488,800.50	(3)
LT1-F50	$1,432,393.00	(2)
LT1-V50	$1,432,393.00	(3)
LT1-F51	$1,377,662.50	(2)
LT1-V51	$1,377,662.50	(3)
LT1-F52	$1,324,746.50	(2)
LT1-V52	$1,324,746.50	(3)
LT1-F53	$1,273,863.50	(2)
LT1-V53	$1,273,863.50	(3)
LT1-F54	$1,224,934.50	(2)
LT1-V54	$1,224,934.50	(3)
LT1-F55	$1,177,885.00	(2)
LT1-V55	$1,177,885.00	(3)
LT1-F56	$1,132,642.50	(2)
LT1-V56	$1,132,642.50	(3)
LT1-F57	$1,089,138.00	(2)
LT1-V57	$1,089,138.00	(3)
LT1-F58	$26,089,415.00	(2)
LT1-V58	$26,089,415.00	(3)

(1)
For each Distribution Date (and the related Interest Accrual Period), the interest rate for the Class LT1-A Interest shall be the Net WAC Cap Rate, determined without regard to the Interest Rate Swap Agreement (the “REMIC Net WAC Cap Rate”).

(2)
For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the lesser of (i) 9.925% for such Distribution Date, and (ii) the product of (a) the REMIC Net WAC Cap Rate and (b) 2.

(3)
For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the excess, if any, of (i) the product of (a) the REMIC Net WAC Cap Rate and (b) 2, over (ii) 9.925% for such Distribution Date.

(4)
This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in the Lower-Tier REMIC.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of the Lower-Tier REMIC all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment Amount or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, the Securities Administrator shall distribute the aggregate Interest Remittance Amount (net of expenses described in the preceding paragraph and without regard to any payments related to the Interest Rate Swap Agreement) with respect to each of the Lower-Tier REMIC Interests based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Remittance Amount with respect to the Lower-Tier Regular Interests, first to the Class LT1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Lower-Tier Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero. All losses on the Mortgage Loans shall be allocated among the Lower-Tier Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Certificate Account that represents Prepayment Premiums to the Class LT1-F58 Interest.

In addition to issuing the Lower-Tier Regular Interests in the Lower-Tier REMIC, the Lower-Tier REMIC shall also issue the Class R-1 Interest which shall be the sole class of residual interest in the Lower-Tier REMIC. The Class RC Certificates will represent ownership of the Class R-1 Interest and will be issued as a single Certificate in definitive form in a principal amount of $100 and shall have no interest rate. Amounts received by the Class R-1 Interest shall be deemed paid from the Lower-Tier REMIC.

The Middle-Tier REMIC

The Middle-Tier Regular Interests will have the initial principal balances and Pass-Through Rates as set forth in the following table:

Middle-Tier Interest Designation	Pass-Through Rate	Initial Middle-Tier Principal Amount	Corresponding Upper-Tier REMIC Class
LT2-A1	(1)	(2)	A-1
LT2-A2	(1)	(2)	A-2
LT2-A3	(1)	(2)	A-3
LT2-M1	(1)	(2)	M-1
LT2-M2	(1)	(2)	M-2
LT2-M3	(1)	(2)	M-3
LT2-M4	(1)	(2)	M-4

Middle-Tier Interest Designation	Pass-Through Rate	Initial Middle-Tier Principal Amount	Corresponding Upper-Tier REMIC Class
LT2-M5	(1)	(2)	M-5
LT2-M6	(1)	(2)	M-6
LT2-M7	(1)	(2)	M-7
LT2-M8	(1)	(2)	M-8
LT2-Accrual	(1)	(3)	N/A
LT2-Swap IO	(4)	(4)	N/A

(1)
For each Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the weighted average of the interest rates on the Lower-Tier Regular Interests in the Lower-Tier REMIC for such Distribution Date, provided, however, that for any Distribution Date on which the LT2-Swap IO Interest is entitled to a portion of the interest accruals on a Lower-Tier Regular Interest having an “F” in its class designation, as described in footnote four below, such weighted average shall be computed by first subjecting the rate on such Lower-Tier Regular Interest to a cap equal to the product of (i) two, and (ii) Swap LIBOR for such Distribution Date (the “REMIC II Net WAC Cap Rate”).

(2)	Each of these Middle-Tier Regular Interests shall have an initial principal amount equal to one-half the initial Class Principal Balance of its Corresponding Upper-Tier REMIC Class.

(3)
This interest shall have an initial principal amount equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date less the sum of the initial principal amounts of each other Middle-Tier Regular Interest (other than any interest-only interest).

(4)
The Class LT2-Swap IO is an interest only class that does not have a principal balance. For the applicable Distribution Date listed in the first column in the table below, the Class LT2-Swap IO shall be entitled to interest accrued on each Lower-Tier Regular Interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for each such Lower-Tier Regular Interest for such Distribution Date over (ii) the product of (a) two, and (b) Swap LIBOR for such Distribution Date.

Distribution Dates	Lower-Tier REMIC Class Designation
2	Class LT1-F1 through LT1-F58
3	Class LT1-F2 through LT1-F58
4	Class LT1-F3 through LT1-F58
5	Class LT1-F4 through LT1-F58
6	Class LT1-F5 through LT1-F58
7	Class LT1-F6 through LT1-F58
8	Class LT1-F7 through LT1-F58
9	Class LT1-F8 through LT1-F58
10	Class LT1-F9 through LT1-F58
11	Class LT1-F10 through LT1-F58
12	Class LT1-F11 through LT1-F58
13	Class LT1-F12 through LT1-F58
14	Class LT1-F13 through LT1-F58
15	Class LT1-F14 through LT1-F58
16	Class LT1-F15 through LT1-F58
17	Class LT1-F16 through LT1-F58
18	Class LT1-F17 through LT1-F58
19	Class LT1-F18 through LT1-F58
20	Class LT1-F19 through LT1-F58
21	Class LT1-F20 through LT1-F58
22	Class LT1-F21 through LT1-F58

Distribution Dates	Lower-Tier REMIC Class Designation
23	Class LT1-F22 through LT1-F58
24	Class LT1-F23 through LT1-F58
25	Class LT1-F24 through LT1-F58
26	Class LT1-F25 through LT1-F58
27	Class LT1-F26 through LT1-F58
28	Class LT1-F27 through LT1-F58
29	Class LT1-F28 through LT1-F58
30	Class LT1-F29 through LT1-F58
31	Class LT1-F30 through LT1-F58
32	Class LT1-F31 through LT1-F58
33	Class LT1-F32 through LT1-F58
34	Class LT1-F33 through LT1-F58
35	Class LT1-F34 through LT1-F58
36	Class LT1-F35 through LT1-F58
37	Class LT1-F36 through LT1-F58
38	Class LT1-F37 through LT1-F58
39	Class LT1-F38 through LT1-F58
40	Class LT1-F39 through LT1-F58
41	Class LT1-F40 through LT1-F58
42	Class LT1-F41 through LT1-F58
43	Class LT1-F42 through LT1-F58
44	Class LT1-F43 through LT1-F58
45	Class LT1-F44 through LT1-F58
46	Class LT1-F45 through LT1-F58
47	Class LT1-F46 through LT1-F58
48	Class LT1-F47 through LT1-F58
49	Class LT1-F48 through LT1-F58
50	Class LT1-F49 through LT1-F58
51	Class LT1-F50 through LT1-F58
52	Class LT1-F51 through LT1-F58
53	Class LT1-F52 through LT1-F58
54	Class LT1-F53 through LT1-F58
55	Class LT1-F54 through LT1-F58
56	Class LT1-F55 through LT1-F58
57	Class LT1-F56 through LT1-F58
58	Class LT1-F57 through LT1-F58
59	Class LT1-F58

On each Distribution Date, interest shall be distributed on the Middle-Tier Regular Interests based on the above-described interest rates, provided, however, that interest that accrues on the Class LT2-Accrual Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralized Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Accrual Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other Middle-Tier Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Middle-Tier Regular Interests in the following order of priority:

First, to each Middle-Tier Regular Interest with a Corresponding Upper-Tier REMIC Class until the principal balance of each such Middle-Tier Regular Interest equals one-half of the Class Principal Balance of the Corresponding Class in the Upper-Tier REMIC immediately after such Distribution Date; and

Second, to the Class LT2-Accrual Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Premiums passed through with respect to the Class LT1-F58 Lower-Tier Regular Interest on such Distribution Date to the Class LT2-Accrual Interest.

In addition to issuing the Middle-Tier Regular Interests, the Middle-Tier REMIC shall also issue the Class R-2 Interest, which shall be the sole class of residual interest in the Middle-Tier REMIC. The Class R Certificates shall represent ownership of the Class R-2 Interest.

The Upper-Tier REMIC

The Upper-Tier REMIC shall issue the following classes of Upper-Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC.

Upper-Tier Class Designation	Upper-Tier Interest Rate and Corresponding Class Pass-Through Rate	Initial Upper-Tier Principal Amount and Corresponding Class Principal Balance	Corresponding Class of Certificates
Class A-1	(1)	$261,887,000	Class A-1(13)
Class A-2	(2)	$109,120,000	Class A-2(13)
Class A-3	(3)	$65,472,000	Class A-3(13)
Class M-1	(4)	$12,949,000	Class M-1(13)
Class M-2	(5)	$3,531,000	Class M-2(13)
Class M-3	(6)	$2,590,000	Class M-3(13)
Class M-4	(7)	$2,590,000	Class M-4(13)
Class M-5	(8)	$2,589,000	Class M-5(13)
Class M-6	(9)	$2,355,000	Class M-6(13)
Class M-7	(10)	$3,060,000	Class M-7(13)
Class M-8	(11)	$2,354,000	Class M-8(13)
Class X	(12)	(12)	Class X(12)
Class P	(14)	(14)	Class P(14)

(1)
The Class A-1 Interest will bear interest during each Interest Accrual period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.180% (0.360% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(2)
The Class A-2 Interest will bear interest during each Interest Accrual period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.230% (0.460% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(3)
The Class A-3 Interest will bear interest during each Interest Accrual period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.260% (0.520% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(4)
The Class M-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.380% (0.570% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(5)
The Class M-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.400% (0.600% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(6)
The Class M-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.460% (0.690% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(7)
The Class M-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 0.580% (0.870% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(8)
The Class M-5 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 1.150% (1.725% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(9)
The Class M-6 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 1.500% (2.250% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(10)
The Class M-7 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 1.500% (2.250% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(11)
The Class M-8 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) one-month LIBOR plus 1.500% (2.250% after the Initial Optional Termination Date) and (ii) the Net Rate Cap.

(12)
The Class X Interest will have an initial principal balance equal to the Overcollateralized Amount as of the Closing Date less $400.00, but will not accrue interest on such balance. The Class X Interest shall also be comprised of two notional components. The first notional component shall have a notional principal balance for any Distribution Date equal to the aggregate of the principal balances of the Middle-Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the REMIC II Net WAC Cap Rate over the product of (i) 2 and (ii) the weighted average interest rate of the Middle-Tier Regular Interests (other than any interest-only interest), where the interest rate on the Class LT2-Accrual Interest is subject to a cap equal to zero and the interest rate for each other Middle-Tier Regular Interest is subject to a cap equal to the Pass-Through Rate on its Corresponding Class in the Upper-Tier REMIC; provided that, for this purpose, the REMIC II Net WAC Cap Rate shall be substituted for the Net WAC Cap Rate in the definition of the Net Rate Cap. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The second notional component represents the right to receive all distributions in respect of the Class LT2-Swap IO Interest in the Middle-Tier REMIC (the “LT-I Interest”). The Class X Certificates will represent beneficial ownership of a regular interest issued by the Class X REMIC and amounts in the Excess Reserve Fund Account and the Supplement Interest Trust, subject to the obligation to make payments in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat the Class X Certificateholders’ obligation to make payments in respect of Basis Risk Carry Forward Amounts as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Offered Certificates (other than the Residual Certificates). Such rights of the Class X Certificateholders and Holders of the Offered Certificates (other than the Residual Certificates) shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(13)
Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account or the Supplemental Interest Trust in respect of any Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat a Certificateholder’s right to receive payments from the Excess Reserve Fund Account or the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

(14)	The Class P Interest shall be entitled to all distributions in respect of Prepayment Premiums and shall be entitled to receive $100.00 as principal.

In addition to issuing the Upper-Tier Regular Interests, the Upper-Tier REMIC shall issue the Class R-3 Interest, which shall be the sole class of residual interests in the Upper-Tier REMIC. The Class R Certificates shall represent ownership of the Class R-3 Interest. The Class R Certificates shall be issued as a single Certificate in definitive form in a principal amount of $100 and shall have no interest rate. Amounts received by the Class R Certificates shall be deemed paid from the Upper-Tier REMIC.

Class X REMIC

The Class X REMIC shall issue the following class of regular interests:

Class X REMIC Designation	Interest Rate	Class X REMIC Principal Amount
Class X Certificates	(1)	(1)

(1)	The Class X Certificates are entitled to 100% of the interest and principal on the Class X Interest on each Distribution Date.

In addition to issuing the Class X Certificates, the Class X REMIC shall issue the Class RX-X Interest which shall be the sole class of residual interests in the Class X REMIC. The Class RX Certificates shall be issued as a single Certificate in definitive form in a principal amount of $100 and shall have no interest rate. The Class RX Certificates shall evidence ownership of the Class RX-X Interest.

Class P REMIC

The Class P REMIC shall issue the following class of regular interests:

Class P REMIC Designation	Interest Rate	Class P REMIC Principal Amount
Class P Certificates	(1)	$100(1)
_________________

(1)	The Class P Certificates are entitled to 100% of the Prepayment Premiums received on the Class P Interest on each Distribution Date.

In addition to issuing the Class P Certificates, the Class P REMIC shall issue the Class RX-P Interest which shall be the sole class of residual interests in the Class P REMIC. The Class RX Certificates shall evidence ownership of the Class RX-P Interest.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Upper-Tier REMIC as cash flow on a REMIC regular interest, without creating any actual or potential shortfall (other than for credit losses) to any Trust REMIC regular interest. It is not intended that the Class R, Class RC or Class RX Certificates be entitled to any cash flow pursuant to this Agreement except as provided in Section 4.01(a)(ii)(A)(a) hereunder.

For any purpose for which the Pass-Through Rates are calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Mortgage Loans and the monthly day count convention of the regular interests issued by each of the REMICs. For purposes of calculating the Pass-Through Rates for each of the interests issued by the Lower-Tier REMIC or the Middle-Tier REMIC such rates shall be adjusted to equal a monthly day count convention based on a 30 day month for each Due Period and a 360-day year so that the Mortgage Loans and all regular interests will be using the same monthly day count convention.

The minimum denomination for each Class of the Class A Certificates shall be $25,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for each Class of Class M Certificates shall be $100,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) each Class of the Residual Certificates shall be $100 and each shall be a 100% Percentage Interest in each such respective Class and (c) the Class P and Class X Certificates shall be a 1% Percentage Interest in each such respective Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Class A Certificates	The Class A-1, Class A-2 and Class A-3 Certificates, collectively.

Class M Certificates	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8, collectively.

Residual Certificates	The Class R, Class RC and Class RX Certificates.

ERISA-Restricted Certificates	The Private Certificates, the Residual Certificates and any Certificate with a rating below the lowest applicable permitted rating under the Underwriters’ Exemption.

ERISA-Restricted Swap Certificates	The Class A Certificates and the Class M Certificates.

LIBOR Certificates	The Offered Certificates other than the Residual Certificates.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Private Certificates	The Class P and Class X Certificates.

Physical Certificates	The Class R, Class RC and Class RX Certificates.

Rating Agencies	Moody’s and S&P.

Regular Certificates	All Classes of Certificates other than the Residual Certificates.

Subordinate Certificates	The Class M Certificates.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used in this Agreement are defined in the Standard Terms to this Agreement or, if not defined therein, have the meanings given them in the applicable Servicing Agreement or Sale Agreement.

ARTICLE II

CONVEYANCE OF DEPOSITOR’S INTEREST IN TRUST FUND;
REPRESENTATIONS AND WARRANTIES

Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

(b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian on behalf of the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each applicable Mortgage Loan so assigned:

(i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(ii) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Loan;

(iii) personal endorsement, surety and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if any);

(iv) the related original Mortgage and evidence of its recording or a certified copy of the Mortgage with evidence of recording;

(v) originals of any intervening Mortgage assignment or certified copies in either case necessary to show a complete chain of title from the original mortgagee to the seller and evidencing recording;

(vi) originals of all assumption, modification, consolidation or extension agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

(vii) if applicable to the files held by the Custodian, an original or copy of a title insurance policy or evidence of title;

(viii) to the extent applicable, an original power of attorney;

(ix) for each Mortgage Loan (if applicable to the files held by the Custodian) with respect to which the Mortgagor’s name as it appears on the note does not match the borrower’s name on the Mortgage Loan Schedule, one of the following: the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement;

(x) if applicable to the files held by the Custodian, a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any; and

(xi) with respect to each Mortgage Loan, the complete Custodial File including all items as set forth in the applicable Servicing Agreement to the extent in the possession of the Depositor or the Depositor’s Agents.

The Depositor shall deliver or cause each Seller to deliver to the Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

From time to time, pursuant to the applicable Sale Agreement, the Seller may forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the applicable Sale Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File.”

On or prior to the Closing Date, the Depositor shall deliver to the Custodian Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan. On the Closing Date, the Trustee shall provide a written request to each Seller to submit the Assignments of Mortgage for recordation, at the Seller’s expense, pursuant to the applicable Sale Agreement. The Custodian shall deliver the Assignment of Mortgages to be submitted for recordation to the applicable Seller upon receipt of a written request for release in standard and customary form as set forth in Exhibit L.

On or prior to the Closing Date, the Depositor shall deliver to the Custodian and the Master Servicer a copy of the Mortgage Loan Schedule in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Custodian, the Master Servicer and the Trustee.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within the time period and in the manner specified in the applicable Sale Agreement, the Trustee shall take or cause to be taken such remedial actions under the Sale Agreement against the applicable Seller as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the applicable Seller of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the applicable Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the applicable Seller, confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Seller shall be deemed to have been satisfied upon delivery by the Seller to the Custodian prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GreenPoint Mortgage Funding Trust 2006-OH1” and Deutsche Bank is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(d) It is the policy and intention of the Trust that none of the Mortgage Loans included in the Trust is (a) covered by the Home Ownership and Equity Protection Act of 1994, or (b) considered a “high cost home,” “threshold,” “predatory” or “covered” loan (excluding “covered home loans” as defined under clause (1) of the definition of “covered home loans” in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws.

(e) The Depositor hereby directs the Securities Administrator to execute and deliver the Interest Rate Swap Agreement and to make the representations required therein and authorizes the Securities Administrator to perform its obligations thereunder on behalf of the Trust in accordance with the terms of such agreement. The Securities Administrator in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Interest Rate Swap Agreement, including, without limitation, the making of any payments thereunder, all of which shall be the obligations of the Trust. The Securities Administrator shall not be required to take notice or be deemed to have notice or knowledge of any Swap Disclosure Event (as defined in the Interest Rate Swap Agreement) unless a Responsible Officer of the Securities Administrator obtains actual knowledge of the occurrence of a Swap Disclosure Event or shall have received written notice thereof from the Depositor. In the absence of such actual knowledge or notice, the Securities Administrator may conclusively assume that no Swap Disclosure Event has occurred.

Section 2.02 Acceptance by the Custodian of the Mortgage Loans; Assignments to the Trustee. (a) The Custodian acknowledges receipt of the documents identified in the Initial Certification, subject to any exceptions listed on the exception report attached thereto, in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Deutsche Bank, as Custodian, acknowledges that it will maintain possession of the Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

Prior to and as a condition to the Closing, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage, subject to any exceptions listed on the exception report attached thereto, for each Mortgage Loan. The Custodian shall not be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

On the Closing Date, the Custodian shall ascertain that all documents required to be delivered to it on or prior to the Closing Date are in its possession, subject to any exceptions listed on the exception report attached thereto, and shall deliver to the Depositor and the Trustee an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Trustee a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within ninety (90) days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, as to Deutsche Bank, the information set forth in items 2, 8, 33, and 34 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Custodian shall not be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

The Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

The Custodian shall notify the Trustee of any Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 hereof by delivery of the Document Certification and Exception Report. In its capacity as “Assignee” under the Step 2 Assignment Agreements, the Trustee shall enforce the obligation of the Sellers to cure or repurchase Mortgage Loans that do not conform to such requirements as determined in the Custodian’s review as required herein, or based upon notification from the Master Servicer (who shall be entitled to rely on information regarding any such defaults by a Seller that has been provided by the applicable Servicer for purposes of providing such notification to the Trustee), by notifying the applicable Seller to correct or cure such default.

(b) In its capacity as “Assignee” under the Step 2 Assignment Agreements, the Trustee shall also enforce the obligation of the Sellers under the Sale Agreements, and to the extent applicable, of any Servicer under the Servicing Agreements, and of the Purchaser under the Step 1 Assignment Agreements to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default. If any Servicer, any Seller or the Purchaser, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify such party to repurchase the Mortgage Loan. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee against the Servicers, the Sellers and the Purchaser, as applicable, under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies.

Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The “latest possible maturity date” is January 25, 2045, which is the 36th Distribution Date following the latest Mortgage Loan maturity date. Amounts paid to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment) shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class X Interest and from the Class X REMIC to the Holders of the Class X Certificates prior to distribution of Basis Risk Payments to the Offered Certificates (other than the Residual Certificates).

Amounts distributable to the Class X Certificates (prior to any reduction for any Net Swap Receipt Amounts, Net Swap Payment Amounts or Swap Termination Payment), shall be deemed paid from the Class X REMIC to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the Offered Certificates (other than the Residual Certificates).

For federal income tax purposes, any amount distributed on the Offered Certificates (other than the Residual Certificates) on any such Distribution Date in excess of their Pass Through Rate, calculated by substituting the REMIC II Net WAC Cap Rate for the applicable cap in respect of the related Certificates shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust.

Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

(a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04 hereof.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Custodial Files to the Custodian, and shall inure to the benefit and to Certificateholders.

Section 2.06 Representations and Warranties of Deutsche Bank. Deutsche Bank, in its capacity as Custodian, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

(a) The Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b) The Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of the Custodian.

ARTICLE III

TRUST ACCOUNTS

Section 3.01 Excess Reserve Fund Account; Certificate Account. a) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the Holders of the Offered Certificates (other than the Residual Certificates) any Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipt Amounts). On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment received by it for such date into the Excess Reserve Fund Account. For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Trust.

On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class or Classes of Offered Certificates (other than the Residual Certificates), the Securities Administrator shall (1) withdraw from the Certificate Account, to the extent of funds available therefor in the Certificate Account, and deposit in the Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(f), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in clause (iii) of the definition thereof with respect to Basis Risk Payments) (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(a)-(f)) and (y) the aggregate Basis Risk Carry Forward Amount of the Offered Certificates (other than the Residual Certificates) for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account and the Certificate Account amounts necessary (including Net Swap Payment Amounts or Swap Termination Payments (other than amounts received pursuant to an ISDA Credit Support Annex negotiated between the Trust and the Swap Provider)) to pay to such Class or Classes of Certificates the related Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(g).

The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator from the Upper-Tier REMIC to the Class X Interest and from the Class X REMIC to the Class X Certificates and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the Holders of the Offered Certificates (other than the Residual Certificates) shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of Offered Certificates (other than the Residual Certificates) in accordance with the priority of payments in this Section 3.01. In addition, the Securities Administrator shall account for such Offered Certificateholders’ rights to receive payments of Basis Risk Carry Forward Amounts as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the Holders of each such Class.

Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any distributions from the Excess Reserve Fund Account except as expressly set forth in this Section 3.01(a).

(b) The Securities Administrator shall establish and maintain the Certificate Account on behalf of the Certificateholders. So long as Wells Fargo shall be both the Master Servicer and the Securities Administrator, the Master Servicer Account shall be the same account as, or a sub-account of, the Certificate Account. The amount remitted by the Servicer to the Master Servicer on each Remittance Date shall be credited to the Certificate Account within two (2) Business Days once the amounts are identified as a remittance in connection with the Trust and reconciled to the reports provided by the Servicer. The Securities Administrator shall establish and maintain the Certificate Account on behalf of the Certificateholders. The Master Servicer shall, promptly upon receipt on the Business Day received, deposit in the Certificate Account and retain therein the following:

(i) the aggregate amount remitted by the Servicers to the Master Servicer pursuant to the Servicing Agreements;

(ii) any Net Swap Receipt Amounts or Swap Termination Payments (other than amounts received pursuant to an ISDA Credit Support Annex negotiated between the Trust and the Swap Provider) remitted by the Swap Provider; and

(ii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that any Servicer shall remit any amount not required to be remitted pursuant to the applicable Servicing Agreement, and such Servicer directs the Master Servicer in writing to withdraw such amount from the Certificate Account, the Master Servicer shall return such funds to the applicable Servicer. All funds deposited in the Certificate Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.01.

(c) From time to time, the Securities Administrator may also establish any other accounts for the purposes of carrying out its duties hereunder (including, without limitation, any account necessary under the Interest Rate Swap Agreement).

Section 3.02 Investment of Funds in the Certificate Account. b) Other than during the Master Servicer Float Period, the Depositor shall direct the investment of funds held in the Certificate Account in one or more Permitted Investments. Absent such direction, the Securities Administrator shall invest such funds during such period in the Wells Fargo Advantage Prime Investment Money Market Fund so long as such fund is a Permitted Investment. The Securities Administrator may (but shall not be obligated to) invest funds in the Certificate Account during the Master Servicer Float Period (for purposes of this Section 3.02, such Account is referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, or maturing on such Distribution Date, in the case of an investment that is an obligation of Wells Fargo, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)	demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b) All income and gain realized from the investment of funds deposited in the Certificate Account held by the Securities Administrator during the Master Servicer Float Period shall be subject to the Securities Administrator’s withdrawal in the manner set forth in Section 10.05.

(c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Depositor shall be liable to the Trust for any loss on any investment of funds in the Certificate Account other than during the Master Servicer Float Period and the Securities Administrator shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.02 only during the Master Servicer Float Period, and the Depositor or the Securities Administrator, as the case may be, shall deposit funds in the amount of such loss in the Certificate Account promptly after such loss is incurred.

(d) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

(e) In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, Deutsche Bank as Trustee and as Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Deutsche Bank. Accordingly, each of the parties agrees to provide to Deutsche Bank upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

ARTICLE IV

DISTRIBUTIONS

Section 4.01 Priorities of Distribution. c) On each Distribution Date, the Securities Administrator shall make the disbursements and transfers from amounts then on deposit in the Certificate Account in the following order of priority and to the extent of the Available Funds remaining:

(i) to the Holders of each Class of Offered Certificates (other than the Residual Certificates) and the Supplemental Interest Trust in the following order of priority:

(a) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment;

(b) from the Interest Remittance Amount, pro rata (based on the accrued and unpaid interest distributable to each of the Class A Certificates), the related Accrued Certificate Interest for such Distribution Date and any Unpaid Interest Amount for each Class of Class A Certificates from prior Distribution Dates; and

(c) from any remaining Available Funds, to the Class M Certificates, sequentially, in ascending numerical order, their related Accrued Certificate Interest for such Distribution Date;

(ii) (A) on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the Holders of the Class or Classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a) concurrently, to the Class R, Class RC and Class RX Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero;

(b) concurrently, to the Class A Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero; and

(c) to the Class M Certificates, sequentially, in ascending numerical order, until their respective Class Principal Balances have been reduced to zero;

(B) on each Distribution Date (x) on or after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the Holders of the Class or Classes of Offered Certificates (other than the Residual Certificates) then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a) to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, pro rata, until their respective Class Principal Balances have been reduced to zero;

(b) to the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(c) to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above and to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(d) to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above, to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above and to the Class M-2 Certificates pursuant to clause (a)(ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(e) to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above, to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above, to the Class M-2 Certificates pursuant to clause (a)(ii)(B)(c) above and to the Class M-3 Certificates pursuant to clause (a)(ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(f) to the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above, to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above, to the Class M-2 Certificates pursuant to clause (a)(ii)(B)(c) above, to the Class M-3 Certificates pursuant to clause (a)(ii)(B)(d) above and to the Class M-4 Certificates pursuant to clause (a)(ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(g) to the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above, to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above, to the Class M-2 Certificates pursuant to clause (a)(ii)(B)(c) above, to the Class M-3 Certificates pursuant to clause (a)(ii)(B)(d) above, to the Class M-4 Certificates pursuant to clause (a)(ii)(B)(e) above and to the Class M-5 Certificates pursuant to clause (a)(ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(h) to the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above, to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above, to the Class M-2 Certificates pursuant to clause (a)(ii)(B)(c) above, to the Class M-3 Certificates pursuant to clause (a)(ii)(B)(d) above, to the Class M-4 Certificates pursuant to clause (a)(ii)(B)(e) above, to the Class M-5 Certificates pursuant to clause (a)(ii)(B)(f) above and to the Class M-6 Certificates pursuant to clause (a)(ii)(B)(g) above and (y) the Class M-7 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero; and

(i) to the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to clause (a)(ii)(B)(a) above, to the Class M-1 Certificates pursuant to clause (a)(ii)(B)(b) above, to the Class M-2 Certificates pursuant to clause (a)(ii)(B)(c) above, to the Class M-3 Certificates pursuant to clause (a)(ii)(B)(d) above, to the Class M-4 Certificates pursuant to clause (a)(ii)(B)(e) above, to the Class M-5 Certificates pursuant to clause (a)(ii)(B)(f) above and to the Class M-6 Certificates pursuant to clause (a)(ii)(B)(g) above and to the Class M-7 Certificates pursuant to clause (a)(ii)(B)(h) above and (y) the Class M-8 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(iii) any Available Funds remaining after the distributions in clauses (a)(i) and (ii) above is required to be distributed in the following order of priority with respect to the Certificates:

(a) to the Holders of the Offered Certificates in respect of principal, the Extra Principal Distribution Amount (in the order of priority for such Classes set forth in clause (a)(ii) above), until the targeted overcollateralization amount has been achieved;

(b) if and to the extent that the Available Funds distributed pursuant to clause (a)(i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the Holders of each Class of the Class A Certificates, any unpaid Accrued Certificate Interest for that Distribution Date and any Unpaid Interest Amounts, pro rata among such Classes in accordance with the allocations set forth in clause (a)(i), and then (y) to the Holders of each Class of the Class M Certificates, any unpaid Accrued Certificate Interest for that Distribution Date, in the order of priority for such Classes set forth in clause (a)(i) above;

(c) to the Class M Certificates, sequentially, in ascending numerical order, any Unpaid Interest Amount for such Classes;

(d) to the Holders of the Offered Certificates (other than the Residual Certificates), based on their entitlement amounts, being allocated pro rata based on their Class Principal Balances, any Prepayment Interest Shortfalls for such Distribution Date and any such amounts remaining unpaid from prior Distribution Dates, plus interest thereon calculated at the Pass-Through Rate;

(e) to the Holders of the Class A Certificates, pro rata among such Classes in accordance with the allocations set forth in clause (a)(i) above, and then to the Holders of the Class M Certificates, in the order of priority for such Classes set forth in clause (a)(i) above, any Interest Carryforward Amounts allocated thereto that remain unpaid as of the Distribution Date;

(f) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to Net Swap Receipt Amounts) for that Distribution Date;

(g) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, to the Holders of the Offered Certificates (other than the Residual Certificates), an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates (other than the Residual Certificates) for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those Classes of Certificates, with the allocation to the Class A Certificates being allocated pro rata based on their Class Principal Balances; provided that if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(h) to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(i) to the Class X Certificates, the Class X Distributable Amount, provided that, on the Distribution Date in January 2012 (or the final Distribution Date, if sooner), $100 shall be allocated to the Class P Interest and thus distributed to the Class P Certificates; and

(j) to the Holders of the Class R, Class RC and Class RX Certificates, any remaining amount as set forth in this Trust Agreement.

(b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the Holders of the Class P Certificates.

(c) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated pro rata, as a reduction of the Accrued Certificate Interest for the Class A and Class M Certificates, based on the Accrued Certificate Interest to which such Classes would otherwise be entitled on such Distribution Date.

(d) Upon any exercise of the purchase option set forth in Section 11.01, the Securities Administrator shall distribute to the Holders of the Class RC Certificates any amounts required to be distributed on the Class RC Certificates pursuant to Section 11.02.

Section 4.02 Monthly Statements to Certificateholders. d) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Depositor, the Trustee and each Rating Agency a statement based, in part, upon the information provided by the Servicers setting forth with respect to the related distribution:

(i) the Class factor for each Class of Certificates;

(ii) the Available Funds for such Distribution Date;

(iii) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(iv) the amount thereof allocable to interest, any Unpaid Interest Amount included in such distribution and any remaining Unpaid Interest Amount after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(v) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

(vi) the Class Principal Balance of each Class of Certificates and the notional amount of the Class P Certificates after giving effect to the distribution of principal on such Distribution Date;

(vii) the aggregate Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

(viii) the amount of the expenses and fees paid to or retained by the Servicer and paid to or retained by the Trustee with respect to such Distribution Date;

(ix) if any, the amount of any Administrative Fees paid to the Master Servicer or Securities Administrator with respect to such Distribution Date;

(x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(xi) the amount of Delinquency Advances included in the distribution on such Distribution Date and the aggregate amount of Delinquency Advances reported by the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(xii) the number and aggregate Stated Principal Balances of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent (each to be calculated using the Mortgage Bankers Association (MBA) method), (ii) that have become REO property, (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

(xiii) with respect to any Mortgaged Property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Stated Principal Balance of the related Mortgage Loan as of the last Business Day of the calendar month preceding the Distribution Date;

(xiv) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xv) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xvi) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xvii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(xviii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Unpaid Interest Amounts;

(xix) the Overcollateralized Amount and Specified Overcollateralized Amount;

(xx) the Prepayment Premiums collected by or paid by the Servicers;

(xxi) the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date;

(xxii) the amount distributed on the Class X and Class P Certificates;

(xxiii) the amount of any Subsequent Recoveries for such Distribution Date;

(xxiv) updated Mortgage Loan information, such as weighted average interest rate, and weighted average remaining term;

(xxv) the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

(xxvi) any Net Swap Payment Amounts, Net Swap Receipt Amounts, Swap Termination Payments or Defaulted Swap Termination Payments for such Distribution Date;

(xxvii) the aggregate shortfall, if any, allocated to each Class of Certificates at the close of business on such Distribution Date; and

(xxviii) the Certificate Rate for each Class of Certificates applicable to such Distribution Date.

(b) The Securities Administrator’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Trustee and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Servicers and the Sellers. The Securities Administrator shall provide the above statement via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s investor relations desk at (301) 815-6600. The Securities Administrator will also make a paper copy of the above statement available upon request.

(c) Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii), (a)(iii) and (a)(vii) of this Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

The Securities Administrator shall be entitled to rely on information provided by third parties for purposes of preparing the foregoing report, but shall not be responsible for the accuracy of such information.

Section 4.03 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated to the most junior Class of Subordinate Certificates then outstanding in reduction of the Class Principal Balance thereof. After the aggregate Class Principal Balances of the Subordinate Certificates has been reduced to zero, any Applied Loss Amounts shall be allocated first to the Class A-3 Certificates in reduction of the Class Principal Balance thereof, and then to the Class A-2 Certificates in reduction of the Class Principal Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Principal Balance shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

Notwithstanding the foregoing, the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts shall be increased, in the order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinate Certificates).

Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of “LIBOR.” Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.05  Supplemental Interest Trust. On the Closing Date, the Securities Administrator on behalf of the Trustee shall establish and maintain a separate non-interest bearing trust (the “Supplemental Interest Trust”) to which the Securities Administrator will transfer and assign the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

On any Distribution Date, Swap Termination Payments, Net Swap Payment Amounts owed to the Swap Provider and Net Swap Receipt Amounts for that Distribution Date will be deposited into the Supplemental Interest Trust. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

(i) to the Swap Provider, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(ii) to the Certificateholders, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts pursuant to Section 4.01(i), to the extent unpaid from other Available Funds;

(iii) to the Certificateholders, to pay principal pursuant to Section 4.01(ii)(A) and (B), but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount, after giving effect to payments and distributions from other Available Funds;

(iv) to the Certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts pursuant to Section 4.01(iii) (a) through (g), to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

(v) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(vi) to the holders of the Class X Certificates, any remaining amounts.

Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.05.

The Securities Administrator shall account for the Supplemental Interest Trust as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The Supplemental Interest Trust shall be an “outside reserve fund” for federal income tax purposes. The beneficial owners of the Supplemental Interest Trust are the Class X Certificateholders.

Section 4.06 Trust’s Obligations under the Interest Rate Swap Agreement; Replacement and Termination of the Interest Rate Swap Agreement.

(a) Upon the Securities Administrator obtaining actual knowledge of the rating of the Swap Provider falling below the Approved Ratings Threshold (as defined in the Interest Rate Swap Agreement), the Securities Administrator, acting at the written direction of the Depositor, shall set up an account in accordance with Section 3.01(c) to hold cash or other eligible investments pledged under the ISDA Credit Support Annex. Any cash or other eligible investments pledged under the ISDA Credit Support Annex shall not be part of the Distribution Account, the Excess Reserve Fund Account or the Supplemental Interest Trust unless they are applied in accordance with the ISDA Credit Support Annex to make a payment due to the Trust pursuant to the Interest Rate Swap Agreement.

(b) Upon the Securities Administrator obtaining actual knowledge of an Event of Default (as defined in the Interest Rate Swap Agreement) or Termination Event (as defined in the Interest Rate Swap Agreement) for which the Trust has the right to designate an Early Termination Date (as defined in the Interest Rate Swap Agreement), the Securities Administrator will act at the written direction of the Depositor as to whether it will designate an Early Termination Date; provided, however, that the Trust shall provide written notice to each Rating Agency following the Event of Default or Termination Event. Upon the termination of the Interest Rate Swap Agreement under the circumstances contemplated by this Section 4.06(b), the Trust shall use its reasonable best efforts to enforce the rights of the Trust and the Trustee thereunder as may be permitted by the terms of the Interest Rate Swap Agreement and consistent with the terms hereof, and shall apply the proceeds of any such efforts to enter into a replacement interest rate swap agreement with another swap provider. To the extent such replacement interest rate swap agreement can be entered into, any termination payments received by the Trust in respect of the terminated interest rate swap agreement shall be used, to the extent necessary, by the Trust for the purpose of entering into such replacement interest rate swap agreement.

(c) Notwithstanding any other provision in this Agreement, in the event that the Interest Rate Swap Agreement is terminated and the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a payment from a replacement swap provider, the Securities Administrator shall direct the replacement swap provider to make such payment (the “Replacement Swap Provider Payment”) to the Supplemental Interest Trust. The Supplemental Interest Trust shall pay to the Swap Provider that is being replaced the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Trust) immediately upon receipt of the Replacement Swap Provider Payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the Replacement Swap Provider Payment is less than the Swap Termination Payment owed to the Swap Provider, any remaining amounts will be paid to the Swap Provider on the subsequent Distribution Date (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with the priority of payments described in Section 4.05 of this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, any Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Trustee or any other Person.

ARTICLE V

THE CERTIFICATES

Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

[[The Depositor hereby directs the Securities Administrator to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Depositor hereby directs the Securities Administrator to transfer the Class X and Class P Certificates in the name of the NIM Trustee or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee, or to such other person or persons as the Depositor shall request.]]

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such office at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. e) The Securities Administrator shall maintain, in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Securities Administrator in writing of the affiliated status of the transferee. The Securities Administrator shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the initial transfer of the Class X or Class P Certificates on the Closing Date, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates to the Depositor or any Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I-1 (the “Rule 144A Letter”) or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to (i) the initial transfer of the Class X or Class P Certificates on the Closing Date, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee or (iii) a transfer of the Class X or Class P Certificates to the Depositor or any Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-2), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer (each such investor a “Plan”), (ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate) that has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator and the Depositor, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor, the Master Servicer, any other servicer or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

During the period the Supplemental Interest Trust is in effect, no transfer of an ERISA-Restricted Swap Certificate shall be made unless the Securities Administrator shall have received either a representation from the transferee of such ERISA-Restricted Swap Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the ERISA-Restricted Swap Certificate satisfy the requirements for exemptive relief under the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or some other applicable exemption, or in the case of a Plan subject to Similar Law, will not constitute a non-exempt violation of such Similar Law. In the event such a representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Swap Certificate. In the event that such representation is violated, such transfer or acquisition shall be void and of no effect. The Residual Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

The Securities Administrator shall have no duty to monitor transfers of beneficial interests in any Book-Entry Certificate and shall not be under liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the Certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Securities Administrator nor the Trustee shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

(v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, or the Securities Administrator, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book entry system through the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Trustee and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Persons Deemed Owners. The Trustee, the Depositor, the Securities Administrator and any agent of the Depositor, the Securities Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Trustee, the Securities Administrator, the Depositor or any agent of the Depositor, the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 5.05 Access to List of Certificateholders’ Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten (10) Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR

Section 6.01 Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by it herein.

Section 6.02 Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, the Depositor shall be entitled to be reimbursed therefor out of the Certificate Account.

Section 6.04 Servicing Compliance Review. Promptly upon receipt from each Servicer of its annual statement of compliance and accountant’s report described in the applicable Step 2 Assignment Agreement the Master Servicer shall furnish a copy thereof to the Depositor. Promptly after the Depositor’s receipt thereof, the Depositor shall review the same and, if applicable, consult with such Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of its Servicer’s obligations under the applicable Servicing Agreement.

ARTICLE VII

SERVICER DEFAULT

Section 7.01 Events of Default. If an Event of Default described in any Servicing Agreement shall occur with respect to the related Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under the applicable Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by a Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to any Servicer’s obligation to make Advances may be waived only by all of the Holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non consenting Certificateholder. On and after the receipt by such Servicer of such written notice of termination, all authority and power of such Servicer hereunder or under the applicable Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

Section 7.02 Master Servicer to Act; Appointment of Successor. Within 120 days after the Master Servicer gives, and the applicable Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Master Servicer to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under the applicable Servicing Agreement and the transactions set forth or provided for herein and in such Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of such Servicing Agreement and applicable law including the obligation to make Advances pursuant to such Servicing Agreement (it being understood and agreed that if any Servicer fails to make an Advance, the Master Servicer shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Delinquency Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans) such Servicing Fee and the income on investments or gain related to the Collection Account.

Notwithstanding the foregoing, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to the applicable Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer under the applicable Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer. No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to such Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of such terminated Servicer incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor to a Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor Servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to the applicable Servicing Agreement.

Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause.

Section 7.03 Master Servicer to Act as Servicer. In the event that a Servicer shall for any other reason no longer be the Servicer, the Master Servicer or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter pursuant to Section 7.02.

Section 7.04 Notification to Certificateholders. f) Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b) Promptly after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CUSTODIAN

Section 8.01 Duties of the Trustee and the Custodian. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee and the Custodian, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Custodian, as applicable, that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether on their face they are in the form required by this Agreement, or with respect to the documents in the respective Custodial Files whether they satisfy the review criteria set forth in Section 2.02. Neither the Trustee nor the Custodian shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee or the Custodian from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

(a) unless a Master Servicer Event of Default of which a Responsible Officer of the Trustee obtains actual knowledge has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02 [Reserved]

Section 8.03 Certain Matters Affecting the Trustee and the Custodian. Except as otherwise provided in Section 8.01:

(a) the Trustee and the Custodian may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee and the Custodian shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b) before taking any action under this Agreement, the Trustee and the Custodian may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) the Trustee and the Custodian shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the applicable Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the applicable Servicer’s own funds;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f) neither the Trustee nor the Custodian shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

(g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default or an Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof;

(i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

(l) notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to a Servicer’s request of assigning the Servicing Agreement or the servicing rights thereunder to any other party;

(m) the Trustee and the Custodian shall not be accountable and shall have no liability for any acts or omissions by the Securities Administrator, the Master Servicer or other party hereto;

(n) in no event shall Deutsche Bank, in its capacity as Trustee and Custodian hereunder, be liable for special, indirect or consequential damages; and

(o) the Securities Administrator is authorized and directed to execute the Interest Rate Swap Agreement.

Section 8.04 Trustee and Custodian Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and neither the Trustee nor the Custodian assumes any responsibility for their correctness. The Trustee and the Custodian make no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Neither the Trustee nor the Custodian shall be accountable for the use or application by the Depositor, the Master Servicer, any Servicer or the Securities Administrator of any funds paid to the Depositor, the Master Servicer, any Servicer or the Securities Administrator in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor, the Master Servicer, any Servicer, or the Securities Administrator.

The Trustee shall have no responsibility (i) for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Master Servicer) (ii) to see to any insurance (unless the Trustee shall have become the successor Master Servicer), or (iii) to confirm or verify the contents of any reports or certificates of the Servicers, Securities Administrator or Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

The Securities Administrator executes the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.06 Trustee’s Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid an on-going monthly or annual fee, as applicable, by the Securities Administrator pursuant to a separate agreement. The Trustee shall have no lien on the Trust Fund for the payment of such fees. The Trustee shall be entitled to be reimbursed, from funds on deposit in the Certificate Account, amounts sufficient to indemnify and hold harmless the Trustee and any director, officer, employee, or agent of the Trustee against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to

(a) this Agreement,

(b) the Certificates, or

(c) the performance of any of the Trustee’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of any Servicer’s obligations in connection with its Servicing Agreement for which that Servicer has performed its obligation to indemnify the Trustee pursuant to Servicing Agreement, (ii) resulting from any breach of the Seller’s obligations in connection with any Sale Agreement for which it has performed its obligation to indemnify the Trustee pursuant to the Sale Agreement, (iii) resulting from any breach of the Master Servicer’s obligations hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement, or (iv) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except for any expense, disbursement or advance arising from the Trustee’s negligence, bad faith or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

(B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses.

Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and the appointment of which would not cause any of the Rating Agencies to reduce or withdraw their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or with the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or of any Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than sixty (60) days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and (B) the imposition of such tax would be avoided by the appointment of a different trustee, or (iv) the Trustee fails to comply with its obligations under the last sentence of Section 9.04 in the preceding paragraph, Section 8.10 or Article XIII and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions), then, in the case of clauses (i) through (iv), the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in duplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Custodian. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.10 Merger or Consolidation of the Trustee or the Custodian. Any corporation into which the Trustee or the Custodian, as applicable, may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Custodian, as applicable, shall be a party, or any corporation succeeding to the business of the Trustee or the Custodian, as applicable, shall be the successor of the Trustee or the Custodian, as applicable, hereunder; provided that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) To the extent necessary to effectuate the purposes of this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each REMIC described in the Preliminary Statement and that in such capacity it shall:

(a) prepare and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b) within thirty (30) days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c) make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non Permitted Transferee, or a pass through entity in which a Non Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

(h) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Holder of the largest Percentage Interest of the Class RC, Class R and Class RX Certificates shall act as Tax Matters Person for (i) the Lower-Tier REMIC, (ii) the Middle-Tier REMIC and the Upper-Tier REMIC and (iii) the Class RX REMICs, respectively, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Securities Administrator shall treat the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and Supplemental Interest Trust (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Holders of the Offered Certificates (other than the Residual Certificates) to receive Basis Risk Carry Forward Amounts (as calculated in the Preliminary Statement) as the beneficial ownership interests in a grantor trust and not as an obligations of any REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class X Certificateholders and the Holders of the Offered Certificates (other than the Residual Certificates), the respective amounts described above that are received, in the time or times and in the manner required by the Code.

To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

If any tax is imposed on “prohibited transactions” of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Lower-Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Master Servicer, the Trustee or the Securities Administrator, as applicable if such tax arises out of or results from negligence of the Master Servicer, the Trustee or the Securities Administrator, as applicable in the performance of any of its obligations under this Agreement, (ii) a Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the applicable Servicing Agreement, (iii) a Seller if such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to the applicable Sale Agreement or (iv) in all other cases, or if the Trustee, the Master Servicer, the Securities Administrator, the Servicer or the Seller fails to honor its obligations under the preceding clause (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

For as long as each Trust REMIC shall exist, the Securities Administrator shall act as specifically required herein, and the Securities Administrator shall comply with any directions of the Depositor or a Servicer stating that such directions are being given to assure such continuing treatment. In particular, the Securities Administrator shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or (b) will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Section 8.13 [Reserved]

Section 8.14 Tax Classification of the Excess Reserve Fund Account and the Interest Rate Swap Agreement. For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account, the Interest Rate Swap Agreement and the Supplemental Interest Trust as beneficially owned by the holder of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code. The Securities Administrator shall treat the rights of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts (excluding any such amounts attributable to any excess of the REMIC II Net WAC Cap Rate over the Net WAC Cap Rate) from the Excess Reserve Fund Account and the Supplemental Interest Trust as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of LIBOR Certificates will comprise two components—a regular interest in the Upper-Tier REMIC and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of four components—a regular interest in the Class X REMIC, an interest in the Interest Rate Swap Agreement, ownership of the Supplemental Interest Trust and ownership of the Excess Reserve Fund Account subject to the obligation to pay Basis Risk Cary Forward Amounts, Net Swap Payment Amounts and Swap Termination Payments. The Securities Administrator shall allocate the issue price for a Class of Certificates among these components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of $10,000 to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk Carry Forward Amount (excluding any such amounts attributable to any excess of the REMIC II Net WAC Cap Rate over the Net WAC Cap Rate) for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such right and the related Upper-Tier Regular Interest.

Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payment Amounts and Swap Termination Payments (other that Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest as provided in the Preliminary Statement hereof (such excess, a “Class IO Shortfall”), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then outstanding.

Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Trust.

Section 8.15 [Reserved]

Section 8.16 Custodial Responsibilities. The Custodian shall provide access to the Mortgage Loan documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon two (2) Business Days prior written request and during normal business hours at the office of the Custodian; provided, however, that unless otherwise required by law or any regulatory or administrative agency (including the FDIC), the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the Trust that covers the Custodian’s actual costs.

Upon receipt of a request for release by a Servicer substantially in the form of Exhibit L hereto, the Custodian shall release within five (5) Business Days the related Mortgage File to such Servicer and the Trustee shall execute and deliver to such Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by such Servicer), together with the Mortgage Note.

The Custodian may resign at any time or may be terminated by the Trustee with cause, in each case, upon sixty (60) days written notice to the applicable Servicer, the Depositor and the Securities Administrator, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within sixty (60) days after the resignation or termination of the Custodian, the Custodian may petition any court of competent jurisdiction for appointment of a successor.

The Securities Administrator, pursuant to a separate agreement, shall compensate from its own funds the Custodian for its activities under this Agreement. The Custodian shall have no lien on the Trust Fund for the payment of such fees. The Custodian shall be entitled to be reimbursed, from funds on deposit in the Certificate Account, amounts sufficient to indemnify and hold harmless the Custodian and any director, officer, employee, or agent of the Custodian against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(a) this Agreement;

(b) the Certificates; or

(c) the performance of any of the Custodian’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of a Servicer’s obligations in connection with a Servicing Agreement for which the Servicer has performed its obligation to indemnify the Custodian pursuant to such Servicing Agreement, (ii) resulting from any breach of the Seller’s obligations in connection with a Sale Agreement for which the Seller has performed its obligation to indemnify the Custodian pursuant to such Sale Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Custodian’s duties under this Agreement. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

ARTICLE IX

ADMINISTRATION OF THE MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01 Duties of the Master Servicer; Enforcement of Servicer’s Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicers under the related Servicing Agreements, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicers to duly and punctually perform their duties and obligations thereunder as applicable. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 11 a.m. (New York Time) on the Business Day preceding the related Remittance Date, neither makes a Delinquency Advance nor provides the Securities Administrator and the Master Servicer with a report certifying that such a Delinquency Advance would be a Nonrecoverable Delinquency Advance, then the Master Servicer shall deposit in the Certificate Account not later than the Business Day immediately preceding the related Distribution Date a Delinquency Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make a Delinquency Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Delinquency Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Delinquency Advance to be a Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance. Subject to the foregoing, the Master Servicer shall continue to make such Delinquency Advances for so long as the related Servicer is required to do so under the related Servicing Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer’s Certificate to the Trustee stating that the Master Servicer elects not to make a Delinquency Advance in a stated amount and detailing the reason(s) it deems the Delinquency Advance to be a Nonrecoverable Delinquency Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

(b) The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted by the related Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer or to a successor servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from a Servicer to the Master Servicer or any other successor servicer.

(c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

If the Depositor or an affiliate of the Depositor, is the owner of the servicing rights for a servicer and the Depositor chooses to terminate such servicer with or without cause and sell those servicing rights to a successor servicer, then the Depositor must provide thirty (30) days’ notice to the Master Servicer, such successor servicer must be reasonably acceptable to the Master Servicer, the terminated servicer must be reimbursed for any unreimbursed Delinquency Advances, servicing fees and any related expenses, the successor servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac and the Depositor must obtain prior written consent from the Rating Agencies that the transfer of the servicing of the mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. The costs of such transfer (including any costs of the Master Servicer) are to be borne by the Depositor.

Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under the Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 9.03 Representations and Warranties of the Master Servicer and Others. (a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) [Reserved];

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b) Section 11.01 of this Agreement provides that Avelo, at the request of the Depositor, may purchase (or, if Avelo is no longer acting as a Servicer of any of the Mortgage Loans, the Depositor, at its option, may request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Initial Optional Termination Date (such event, the “Auction Call”), for the purchase) of all of the Mortgage Loans (and REO Properties) at the Termination Price. The Master Servicer shall accommodate such request to conduct an Auction Call at its sole discretion. Avelo, in consideration of the benefits to it of the transactions occurring under this Agreement, the Assignment Agreements and the related Servicing Agreement, hereby represents, covenants and agrees with the Depositor and any applicable NIM Issuer that it will not exercise its right to purchase, on or after the Initial Optional Termination Date, all Mortgage Loans (and REO Properties) unless it has received (x) written notification from the NIM Trustee that all of the outstanding notes issued under the applicable indenture have been paid in full or (y) an Officer’s Certificate of the NIM Issuer pursuant to the applicable section of the relevant indenture to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been complied with. The Depositor hereby represents, covenants and agrees with any applicable NIM Issuer that it will not exercise its right to request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Initial Optional Termination Date, for the purchase of all of the Mortgage Loans (and REO Properties) unless it has received (x) written notification from the NIM Trustee that all of the outstanding notes issued under the applicable indenture have been paid in full or (y) an Officer’s Certificate of the NIM Issuer pursuant to the applicable section of the relevant indenture to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been complied with. The Master Servicer shall give Avelo written notice of the occurrence of the Initial Optional Termination Date as promptly as practicable after the related Due Period upon which the Initial Optional Termination Date is based.

(c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, Securities Administrator, and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Depositor, Securities Administrator, and the Trustee constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a “Master Servicer Event of Default”:

(a) any failure by the Master Servicer to deposit in the Certificate Account any payment received by it from any Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

(b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement (including any obligation to cause any subservicer, Servicer or Reporting Subcontractor to take any action specified in Sections 13.07(a)(3), 13.08(a) or 13.08(b)), which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the failure to comply with the requirements set forth in Article XIII, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions);

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

(f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator and the Depositor; or

(g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and (a) upon the request of the Holders of Certificates representing at least 51% of the Voting Rights (except with respect to any Master Servicer Event of Default related to a failure to comply with an Exchange Act Filing Obligation) or (b) the Depositor, in the case of a failure related to an Exchange Act Filing Obligation, shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer, pursuant to the above paragraph, if a failure of the Master Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor’s possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer’s sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Certificate Account or are thereafter received with respect to the Mortgage Loans.

Upon the occurrence of a Master Servicer Event of Default, the Securities Administrator shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer’s responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall any fees in respect of master servicing paid to such successor master servicer exceed any fees in respect of master servicing paid hereunder. In the event that the Master Servicer’s duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

If no successor Master Servicer has accepted its appointment within ninety (90) days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Delinquency Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

At least fifteen (15) calendar days prior to the effective date of such appointment, the Trustee shall provide written notice to the Depositor of such successor pursuant to this Section 9.06.

Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer’s actions or failure to act prior to any such termination or resignation or in connection with the Trustee’s assumption as successor master servicer of such obligations, duties and responsibilities.

Upon a successor’s acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer and the Securities Administrator shall be paid, together and without duplication, the Combined Master Servicing and Securities Administrator Fee.

Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided, further, that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and FHLMC guidelines) and (ii) have a net worth of not less than $25,000,000.

Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

At least fifteen (15) calendar days prior to the effective date of such resignation, the Master Servicer shall provide written notice to the Depositor of any successor pursuant to this Section.

If at any time, Wells Fargo, as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement, pursuant to Section 10.07.

Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Account in accordance with the provisions of Section 9.12.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers as required under this Agreement.

Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Trustee, and hold them harmless against, any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Trust Agreement. Each of the Depositor, the Securities Administrator and the Trustee shall immediately upon notice to such Person notify the Master Servicer if a claim is made by a third party with respect to this Trust Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator or the Trustee, as the case may be, to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees and expenses, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys’ fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (not including the Trustee’s performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under such agreement.

The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement, the Servicing Agreements, the Sale Agreements, the Step 2 Assignment Agreements or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in this Agreement or (ii) the Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement; provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Certificate Account.

ARTICLE X

CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01 Duties of the Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

(iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

(a) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

(e) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

(f) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

(g) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(h) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account; and

(i) in no event shall the Securities Administrator be liable for special, indirect or consequential damages.

The Securities Administrator shall have no duty (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to cause the provision of any insurance or (C) to cause the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator’s execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

Section 10.05 Securities Administrator’s Fees and Expenses. The Securities Administrator and the Master Servicer shall be entitled to receive, together and without duplication, the Combined Master Servicing and Securities Administrator Fee. The Securities Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Certificate Account.

The Securities Administrator may retain or withdraw from the Certificate Account, (i) the Combined Master Servicing and Securities Administrator Fee, (ii) amounts necessary to reimburse it or the Master Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due in accordance with this Agreement, and (iv) any other amounts which it or the Master Servicer is entitled to receive hereunder for reimbursement, indemnification or otherwise, including the amount to which the Securities Administrator is entitled pursuant to Section 3.02 hereof. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 10.06 Eligibility Requirements for the Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Any successor Securities Administrator (i) may not be an originator, the Master Servicer, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency and if rated by Fitch, or the equivalent rating by S&P or Moody’s. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within sixty (60) days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 10.07 Resignation and Removal of the Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than sixty (60) days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

At least fifteen (15) calendar days prior to the effective date of such resignation, the Securities Administrator shall provide written notice to the Depositor or any successor pursuant to this Section 10.07.

If at any time (i) the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and (B) the imposition of such tax would be avoided by the appointment of a different Securities Administrator, or (iv) the Securities Administrator fails to comply with its obligations under Article XIII and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions), then, in the case of clauses (i) through (iv), the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof. If at any time, Wells Fargo, as Securities Administrator, resigns or is removed as Securities Administrator under this Section 10.07, then at such time Wells Fargo shall also resign (and shall be entitled to resign) as Master Servicer under this Agreement pursuant to Section 9.09.

Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Securities Administrator.

Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten (10) days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 10.09 Merger or Consolidation of the Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

ARTICLE XI

TERMINATION

Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of: (a) Avelo, at its option, purchasing (the “Avelo Call”) (or, if Avelo is no longer acting as a Servicer of any of the Mortgage Loans, the Depositor may request the Master Servicer to exercise its option to conduct an Auction Call for the purchase of) the Mortgage Loans and all other property of the Trust on a non-recourse basis with no representations or warranties of any nature whatsoever and the sale of all of the Property of the Trust Fund, on or after the Initial Optional Termination Date. The Master Servicer shall accommodate such request to conduct an Auction Call at its sole discretion. The Property of the Trust Fund shall be sold by the Trustee as directed by the Depositor or the Master Servicer to the entity with the highest bid received by the Master Servicer from closed bids solicited by the Master Servicer or its designee; provided that to effectuate such sale, the Master Servicer or its designee shall have made reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which includes the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type; and provided, further, that (i) such sale price shall not be less than the Par Value as certified by the Depositor, (ii) the Master Servicer receives bids from no fewer than three prospective purchasers (which may include the Majority Class X Certificateholder) and (iii) such sale price shall be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

The proceeds of the purchase or sale of such assets of the Trust pursuant to the Avelo Call or the Auction Call described in Section 11.01 above (other than any Fair Market Value Excess) will be distributed to the Holders of the Certificates in accordance with Section 4.01. Any Fair Market Value Excess shall be distributed to the Holders of the Class RC Certificates pursuant to Section 4.01(d).

Except to the extent provided above with regard to allocating any Fair Market Value Excess to the Holders of the Class RC Certificates, the proceeds of such a purchase or sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, the sale of the Mortgage Loans and the REO Properties as a result of the exercise of the Avelo Call or the Auction Call will result in the final distribution on the Certificates on that Distribution Date.

Section 11.02 Final Distribution on the Certificates. If, on any Remittance Date, the Servicers notify the Securities Administrator that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall promptly send a Notice of Final Distribution to the applicable Certificateholders. If Avelo exercises its option to terminate the Trust Fund pursuant to clause (a) of Section 11.01, or if an Auction Call is requested pursuant to clause (b) of such Section, the Master Servicer, pursuant to the applicable Step 2 Assignment Agreements and by no later than the tenth (10th) day of the month of final distribution, shall notify the Trustee, each Servicer and the Securities Administrator of the final Distribution Date and of the applicable sale price of the Mortgage Loans and REO Properties.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event the Mortgage Loans (and REO Properties) and all rights and obligations under the Servicing Agreements are purchased or sold pursuant to Section 11.01 and pursuant to the applicable Step 2 Assignment Agreement, the Master Servicer on behalf of the Trustee is required thereunder to remit to the Securities Administrator the applicable Termination Price on the applicable Remittance Date immediately preceding the applicable final Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Securities Administrator and the Custodian of a request for release therefor in the form of Exhibit L, the Master Servicer shall direct the Custodian to release and the Custodian shall promptly release to the Master Servicer or its designee the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Certificate Account after application pursuant to clause (i) above (other than the amounts retained to meet claims). The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Principal Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust Fund.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one (1) year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 11.03 Additional Termination Requirements. In the event of a Terminating Purchase as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator receives (i) a Special Tax Opinion, at the expense of the Purchaser, and (ii) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the Terminating Purchase):

(a) The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the entity with the highest bid received pursuant to the Auction Call and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

(b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the ninety (90) day liquidation period for each such Trust REMIC was the date on which the Securities Administrator on behalf of the Trustee sold the assets of the Trust Fund to the entity with the highest bid received pursuant to the Auction Call.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Custodian and the Trustee (and the Master Servicer may request an amendment or consent to any amendment of a Servicing Agreement as directed by the Depositor), without the consent of the Swap Provider (except to the extent that the rights or obligations of the Swap Provider hereunder or under the Swap Agreement are affected thereby, and except to the extent the ability of the Securities Administrator on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Provider is required) and without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the applicable Servicing Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the applicable Servicing Agreement, (iii) to add to the duties of the Depositor, or the Trustee (or with respect to the applicable Servicing Agreement, of the applicable Servicer) the Master Servicer, the Securities Administrator or the Custodian, (iv) to add any other provisions with respect to matters or questions arising hereunder or under the applicable Servicing Agreement, or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the applicable Servicing Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the requesting party, but in any case shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Custodian or the Trust Fund, and shall be addressed to the foregoing entities), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Custodian, the Securities Administrator and the Master Servicer also may at any time and from time to time amend this Agreement (and the Master Servicer shall request the Servicers amend the applicable Servicing Agreements), without the consent of the Swap Provider (except to the extent that the rights or obligations of the Swap Provider hereunder or under the Swap Agreement are affected thereby, and except to the extent the ability of the Securities Administrator on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Provider is required) and without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided that the Trustee and the Master Servicer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Custodian, the Securities Administrator and the Trustee (and the Master Servicer shall consent to any amendment to the applicable Servicing Agreement as directed by the Depositor), without the consent of the Swap Provider (except to the extent that the rights or obligations of the Swap Provider hereunder or under the Swap Agreement are affected thereby, and except to the extent the ability of the Securities Administrator on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Provider is required) and with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66⅔% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66⅔%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Master Servicer shall not consent to any amendment to this Agreement or any Servicing Agreement unless (i) each shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee and the Master Servicer) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer under the applicable Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

Promptly after the execution of any amendment to this Agreement or any Servicing Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee, the Custodian, the Master Servicer or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Custodian, the Master Servicer, the Securities Administrator or the Trust Fund), satisfactory to the Trustee, the Master Servicer or the Securities Administrator, as applicable, that (i) such amendment is permitted and is not prohibited by this Agreement or the applicable Servicing Agreement and that all requirements for amending this Agreement or such Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

Notwithstanding the Trustee’s consent to, or the Master Servicer’s request for, any amendment of any Servicing Agreement pursuant to the terms of this Section 12.01, such Servicing Agreement cannot be amended without the consent of the applicable Servicer. Neither the Master Servicer nor the Trustee shall be responsible for any failure by such Servicer to consent to any amendment to the applicable Servicing Agreement.

Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be caused to be effected by the Depositor at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Depositor.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 12.05 Notices. (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i) Any material change or amendment to this Agreement;

(ii) The occurrence of any Event of Default that has not been cured;

(iii) The resignation or termination of a Servicer, Master Servicer, Securities Administrator or the Trustee and the appointment of any successor;

(iv) The repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Sale Agreements; and

(v) The final payment to Certificateholders.

(b) In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

(vi) Each report to Certificateholders described in Section 4.02.

(vii) The Servicer’s annual statement of compliance and the accountant’s report described in the Servicing Agreements; and

(viii) Any notice of a purchase of a Mortgage Loan pursuant to this Agreement and any Sale Agreement.

(c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, the Purchaser, to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: President (telecopy number (212) 902-3000 and email addresses: howard.altarescu@gs.com and melkizedeck.okudo@gs.com), or such other address as may be hereafter furnished to the Securities Administrator by the Depositor in writing; (b) in the case of Avelo, to Avelo Mortgage, L.L.C., 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, Attention: President and General Counsel, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by Avelo in writing; (c) in the case of GreenPoint, to GreenPoint Mortgage Funding, Inc., 100 Wood Hollow Drive, Novato, California 94945, Attention: Susan Davia, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by GreenPoint in writing; (d) in the case of the Trustee or the Securities Administrator to its Corporate Trust Office, or such other address as the Trustee or the Securities Administrator may hereafter furnish to the Depositor; (e) in the case of the Master Servicer and the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: GPMF 2006-OH1, or such other address as may be hereafter furnished to the Depositor and the Securities Administrator by the Master Servicer in writing; (i) in the case of Deutsche Bank, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - GS06O1; (f) (m) in the case of the Swap Provider, to the related Swap Provider addressed to it at the address specified in the Interest Rate Swap Agreement or at any other address previously furnished in writing to the Trust by the related Swap Provider; and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 12.10 Intended Third-Party Beneficiary.

The Swap Provider shall receive the benefit of the provisions of this Agreement as an intended third-party beneficiary.

ARTICLE XIII

EXCHANGE ACT REPORTING

Section 13.01 Filing Obligations.

The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall each cause any Additional Servicer engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2007, an officer’s certificate stating, as to the signer thereof, that (i) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such officer’s certificate, the Depositor shall review such officer’s certificate and consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement The Master Servicer shall include such annual statements of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

The Securities Administrator shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests, or other appropriate exemptive relief with the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates if and to the extent the Depositor shall deem any such relief to be necessary or appropriate. Unless otherwise advised by the Depositor, the Securities Administrator shall assume that the Depositor is in compliance with the preceding sentence. In no event shall the Securities Administrator have any liability for the execution or content of any document required to be filed by the Exchange Act. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to the Trust Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary Exchange Act Reports with the Commission.

Section 13.02 Form 8-K Filings.

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter within four Business Days after the occurrence of an event requiring disclosure in a current report on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Master Servicer shall sign on behalf of the Depositor and the Securities Administrator shall prepare and file with the Commission any Form 8-K, as required by the Exchange Act. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to this Section and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in this Section.

As set forth on Exhibit M hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event (i) certain parties to the GreenPoint Mortgage Funding Trust 2006-OH1 Mortgage Pass-Through Certificates, Series 2006-OH1 transaction shall be required to provide to the Securities Administrator and Depositor, to the extent known, in form compatible with the Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8- K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than 12:00 noon New York City time on the fourth Business Day after the Reportable Event, a duly authorized representative of the Master Servicer in charge of the master servicing function shall sign the Form 8-K and return such signed Form 8-K to the Securities Administrator, and no later than 5:00 p.m. New York City time on such Business Day the Securities Administrator shall file such Form 8-K with the Commission. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 13.05. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 8-K prepared by the Securities Administrator. The signing party at the Master Servicer can be contacted at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GPMF 2006-OH1. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 13.03 Form 10-D Filings.

Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file with the Commission (and the Master Servicer shall sign on behalf of the Depositor) any distribution report on Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in this Section.

As set forth on Exhibit N hereto, within five calendar days after the related Distribution Date, (i) certain parties to the GreenPoint Mortgage Funding Trust 2006- OH1 Mortgage Pass-Through Certificates, Series 2006- OH1 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review. No later than two Business Days following the tenth calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer in charge of the master servicing function shall sign the Form 10-D and return such signed Form 10-D to the Securities Administrator and Depositor, and no later than 5:00 p.m. New York City time on the fifteenth calendar day after such Distribution Date the Securities Administrator shall file such Form 10-D with the Commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 13.05. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 10-D prepared by the Securities Administrator. The signing party at the Master Servicer can be contacted at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GPMF 2006-OH1. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be no. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

Section 13.04 Form 10-K Filings.

Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31 of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Depositor an annual report on Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Servicing Agreement: (i) an annual compliance statement for each Servicer, each Additional Servicer, the Master Servicer and the Securities Administrator (each, a “Reporting Servicer”) as described under Section 13.01, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under this Section 13.04 and Section 13.07, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 13.07 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 13.07, and (B) if any registered public accounting firm attestation report described under Section 13.07 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 13.06. Any disclosure or information in addition to the disclosure or information specified in items (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in this Section 13.04.

As set forth on Exhibit O hereto, no later than March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) certain parties to the GreenPoint Mortgage Funding Trust 2006-OH1 Mortgage Pass-Through Certificates, Series 2006-OH1 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review. No later than 12:00 noon New York City time on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return such signed Form 10-K to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 13.05. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website located at (located at www.ctslink.com) a final executed copy of each Form 10-K prepared by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 13.04, Section 13.06, Section 13.01, and Section 13.07. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th if the answer to the questions should be no. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

Section 13.05 Form 15 Filing.

Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Master Servicer shall sign and the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Securities Administrator becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall immediately notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement shall cooperate and cause such other Servicers or Servicing Function Participants, as applicable, to cooperate, to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 10-D or 10-K needs to be amended, the Securities Administrator shall notify the Depositor and prepare any necessary 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by a duly authorized representative of the Master Servicer in charge of the master servicing function. Any amendment to Form 10-K shall be signed by the Depositor. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from or on behalf of any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 13.06 Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Servicer, the Securities Administrator and the Master Servicer shall cause any Servicing Function Participant engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit J-1 (in the case of the Master Servicer) and Exhibit J-2 (in the case of the Securities Administrator), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Depositor shall serve as the Certifying Person on behalf of the Trust. In the event the Master Servicer, the Securities Administrator, the Trustee or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.

Section 13.07 Report on Assessment of Compliance and Attestation.

(a) On or before March 15th of each calendar year, commencing in 2007:

(1) Each of the Master Servicer, the Securities Administrator and the Custodian shall deliver to the Depositor and the Securities Administrator a report regarding the Master Servicer’s, the Securities Administrator’s or Custodian’s, as applicable, assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13-A-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, the Securities Administrator and Custodian shall deliver such report until a Form 15 is filed pursuant to Section 13.06. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria applicable to it identified in Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria so specified are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and its respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

(2) Each of the Master Servicer, the Securities Administrator and the Custodian shall deliver to the Depositor, the Securities Administrator and the Master Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by Master Servicer, the Securities Administrator or the Custodian, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.

(3) The Master Servicer shall cause each Servicer and Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section 13.07.

(4) The Securities Administrator shall cause each Reporting Subcontractor under its employ, if any, to deliver to the Depositor and the Master Servicer an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section.

(b) Each assessment of compliance provided by the Securities Administrator, the Master Servicer or the Custodian pursuant to Section 13.07(a)(2) shall address each of the Servicing Criteria applicable to it specified on a Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a securities administrator, master servicer or custodian subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 13.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified pursuant to Section 13.07(a)(1).

Section 13.08 Use of Subservicers and Subcontractors.

(a) The Master Servicer shall cause any subservicer used by the Master Servicer and shall cause each Servicer to cause any subservicer used by such servicer for the benefit of the Depositor to comply with the provisions of this Article XIII to the same extent as if such Servicer or subservicer were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Servicer and subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Servicer or subservicer pursuant to the second paragraph of Section 13.04, any assessment of compliance and attestation required to be delivered by such Servicer or subservicer under Section 13.07 and any certification required to be delivered to the Certifying Person under Section 13.05 as and when required to be delivered.

(b) It shall not be necessary for the Master Servicer, any Servicer, any subservicer or the Securities Administrator to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer or the Securities Administrator, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer, any Servicer or any subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Securities Administrator, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Servicer or any subservicer) for the benefit of the Depositor to comply with the provisions of Sections 13.07 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Securities Administrator, as applicable. The Master Servicer or the Securities Administrator, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.07, in each case as and when required to be delivered.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By:  /s/ M. Gill
Name: M. Gill
Title: Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer

By:  /s/ Patricia M.F. Russo
Name: Patricia M.F. Russo
Title: Vice President

WELLS FARGO BANK, N.A.,
as Securities Administrator

By:  /s/ Patricia M.F. Russo
Name: Patricia M.F. Russo
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely in its capacity as Trustee and not in its individual capacity

By:  /s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Authorized Signer

By:  /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely in its capacity as Custodian and not in its individual capacity

By:  /s/ Karlene Benvenuto
Name: Karelene Benvenuto
Title: Authorized Signer

By:  /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

Solely for purposes of Sections 9.03(b) and 11.01
accepted and agreed to by:

AVELO MORTGAGE, L.L.C.

By:  /s/ J. Weston Moffett
Name: J. Weston Moffett
Title: President

SCHEDULE I

Mortgage Loan Schedule

[On File with the Securities Administrator as provided by the Depositor]

S-I-1

EXHIBIT A

FORMS OF CLASS A CERTIFICATES AND CLASS M CERTIFICATES

(CLASS A-1, CLASS A-2, CLASS A-3, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7 AND CLASS M-8)

A-1

EXHIBIT B

FORM OF CLASS P CERTIFICATES

B-1

EXHIBIT C

FORMS OF CLASS R, CLASS RC AND CLASS RX CERTIFICATES

C-1

EXHIBIT D

FORM OF CLASS X CERTIFICATES

D-1

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

[Depositor]

[Trustee]

_____________________

_____________________

Re:
Master Servicing and Trust Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (the “Custodian”) and Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”)

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Master Servicing and Trust Agreement (the “Trust Agreement”), the undersigned, as Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is specified as the Custodian (other than any Mortgage Loan listed in the attached exception report), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) except with respect to a MERS Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

E-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity, but solely as Custodian

By:_________________________________

Name:_______________________________

Title:________________________________

E-2

EXHIBIT F

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF CUSTODIAN

[date]

[Depositor]

[Trustee]

_____________________

_____________________

Re:
Master Servicing and Trust Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (the “Custodian”) and Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”)

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Master Servicing and Trust Agreement (the “Trust Agreement”), the undersigned, as Custodian, hereby certifies, subject to any exceptions listed on the exception report attached hereto, that as to each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is specified as the Custodian (other than any Mortgage Loan paid in full or listed on the attached exception report) it has received:

(a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b) the original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Loan;

(c) personal endorsement and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if provided);

(d) the related original Mortgage and evidence of its recording or a certified copy of the Mortgage with evidence of recording thereof;

(e) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

(f) if provided, originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

(g) an original or copy of a title insurance policy, a certificate of title, or attorney’s opinion of title and abstract of title;

(h) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation if the document to which such power of attorney relates is recorded, and (2) if provided, an original or copy of any surety agreement or guaranty agreement;

(i) for each Mortgage Loan with respect to which the Mortgagor’s name as it appears on the note does not match the borrower’s name on the Mortgage Loan Schedule, one of the following: the original of the assumption agreement or a certified copy thereof, in either case with evidence of recording thereon;

(j) a security agreement, chattel mortgage or equivalent document executed in connection with the mortgage, if provided.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, 33 and 34 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

DEUTSCHE BANK NATIONAL TRUST
COMPANY not in its individual capacity, but solely as Custodian

By:_________________________________

Name:_______________________________

Title:________________________________

EXHIBIT G

FORM OF RESIDUAL TRANSFER AFFIDAVIT

GreenPoint Mortgage Funding Trust 2006-OH1,
Mortgage Pass-Through Certificates, Series 2006-OH1

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R][RC][RX] Certificate (the “Certificate”) issued pursuant to the Master Servicing and Trust Agreement (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as custodian (the “Custodian”) and Wells Fargo Bank, N.A., as Master Servicer (in such capacity, the “Master Servicer”) and Securities Administrator (in such capacity, the “Securities Administrator”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, the Securities Administrator and the Trustee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8. The Transferee’s taxpayer identification number is __________.

9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10. The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12. Check one of the following:

☐ The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i) the present value of any consideration given to the Transferee to acquire such Certificate;

(ii) the present value of the expected future distributions on such Certificate; and

(iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

☐ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i) the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii) at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii) the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

☐ None of the above.

13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.

_______________________________
Print Name of Transferee

By:______________________________
Name:
Title:

[Corporate Seal]

ATTEST:

_______________________________
[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of ________, 20__.

___________________________
NOTARY PUBLIC

My Commission expires the __ day
of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	GreenPoint Mortgage Funding Trust 2006-OH1, Mortgage Pass-Through Certificates Series 2006-OH1, Class [___]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

Very truly yours,

_____________________________
Print Name of Transferor

By: __________________________
Authorized Officer

H-1

EXHIBIT I-1

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	GreenPoint Mortgage Funding Trust 2006-OH1, Mortgage Pass-Through Certificates, Series 2006-OH1, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

I-1-1

ANNEX 1 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $___________1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.
____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

I-1-2

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

I-1-3

_____________________________
Print Name of Transferee

By: __________________________
Name:
Title:

Date: _________________________

I-1-4

ANNEX 2 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.
____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

I-1-5

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

_________________________________
Print Name of Transferee

By:_______________________________
Name:
Title:

IF AN ADVISER:

__________________________________
Print Name of Buyer

Date:______________________________

I-1-6

EXHIBIT I-2

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. In the case of an ERISA-Restricted Certificate, the Investor either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Securities Administrator an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Securities Administrator, and upon which the Securities Administrator, the Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor or the Servicer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

3. In the case of an ERISA-Restricted Swap Certificate, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption.

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4. The Investor hereby acknowledges that under the terms of the Master Servicing and Trust Agreement (the “Trust Agreement”) by and among GS Mortgage Securities Corp., as Depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee and custodian, dated as of December 1, 2006, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Securities Administrator have received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.

_________________________________
[Investor]

By:______________________________
Name:
Title:

ATTEST:

_____________________________

STATE OF	)
) ss:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________
NOTARY PUBLIC

My commission expires the
_____ day of __________, 20___.

I-2-2

EXHIBIT J-1

FORM OF BACK-UP CERTIFICATION
(Master Servicer)

Re:
Master Servicing and Trust Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (the “Custodian”) and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”).

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13-A-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13-A-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 2006 that were delivered by the Company to the Depositor and the Securities Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor;

(4) I am responsible for reviewing the activities performed by the Company as a servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

J-1-1

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:	____________________

By:	____________________
Name:
Title:

J-1-2

EXHIBIT J-2

FORM OF BACK-UP CERTIFICATION
(Securities Administrator)

Re:
Master Servicing and Trust Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (the “Custodian”) and Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”).

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13-A-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13-A-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), all reports on Form 10-D containing statements to Certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Fund (collectively, the “Distribution Date Statements”);

(2) Assuming the accuracy and completeness of the information delivered to the Company by the Master Servicer as provided in the Agreement and subject to paragraph (4) below, the distribution information determined by the Company and set forth in the Distribution Date Statements contained in all Form 10-D’s included in the year covered by the annual report of such Trust on Form 10-K for the calendar year 200[ ], is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

(3) Based solely on the information delivered to the Company by the Master Servicer as provided in the Agreement, (i) the distribution information required under the Agreement to be contained in the Trust Fund’s Distribution Date Statements and (ii) the servicing information required to be provided by the Master Servicer to the Securities Administrator for inclusion in the Trust Fund’s Distribution Date Statements, to the extent received by the Securities Administrator from the Master Servicer in accordance with the Agreement, is included in such Distribution Date Statements;

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(4) The Company is not certifying as to the accuracy, completeness or correctness of the information which it received from the Master Servicer and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by the Master Servicer;

(5) I am responsible for reviewing the activities performed by the Company as a person “performing a servicing function” under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Servicing Assessment and except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(6) The Servicing Assessment and Attestation Report required to be provided by the Company pursuant to the Agreement, have been provided to the Depositor. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:	____________________

By:	____________________
Name:
Title:

J-2-2

EXHIBIT K

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by the [Master Servicer] [Securities Administrator] [Custodian] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Master Servicer	Securities Administrator	Custodian
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

Servicing Criteria		Master Servicer	Securities Administrator	Custodian
Reference	Criteria
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Master Servicer	Securities Administrator	Custodian
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.			X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Servicing Criteria		Master Servicer	Securities Administrator	Custodian
Reference	Criteria
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Servicing Criteria		Master Servicer	Securities Administrator	Custodian
Reference	Criteria
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Servicing Criteria		Master Servicer	Securities Administrator	Custodian
Reference	Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT L

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company
1761 East St. Andrew Place,
Santa Ana, California 92705
Attention: Mortgage Custody - GS06O1

RE:  Master Servicing and Trust Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (the “Custodian”) and Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”).

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below. Further, any payments received by the Servicer listed below in connection with this request for release have been deposited into the Certificate Account for the benefit of the Trust.

FROM: Servicer:________________________________________________________, City/State_____________

SERVICER LOAN #: ___________________________,
DEUTSCHE BANK #_____________________________________,
Deal Name: ____________________,

Mortgagor’s Name: _______________________________________________ Original loan amount: ________

Property Address: ________________________________________________ Payment amount: ____________

City/State/Zip: __________________________________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1. Loan paid in full

________2. Loan in foreclosure

________3. Loan being substituted

________4. Loan being liquidated by company

L-1

________5. Other (please explain) ________________________________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#__________________________________

AUTHORIZED SIGNER: ___________________________________________________________________________________________
NAME(TYPED):_______________________________________________DATE:_______________________________

PHONE #:________________________
DATE:__________________________

PLEASE MAIL DOCUMENTS BACK TO:

L-2

EXHIBIT M

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
The party to this Agreement entering into such Material Definitive Agreement.
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
The party to this Agreement requesting termination of a Material Definitive Agreement.
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor	Depositor/Sponsor
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Master Servicer and Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Trust Agreement.
Securities Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	(i) Securities Administrator and (ii) Depositor with respect to any information relating to the Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/ Servicer
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Depositor/Successor Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor and Securities Administrator

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All Parties (excluding Custodian and Trustee)
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Seller for reporting/disclosing the financial statement or exhibit

EXHIBIT N

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer, Master Servicer and Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Master Servicer, Securities Administrator and Depositor
▪ Sponsor	Sponsor/Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
(i) Depositor (with respect to the Closing Date) and (ii) Master Servicer

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable disclosure items on Form 8-K
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT O

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	(i) As to agreements, Securities Administrator/Depositor and (ii) as to financial statements, Reporting Parties (as to themselves) (excluding Custodian or Trustee)
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Master Servicer, Securities Administrator and Depositor
▪ Sponsor	Sponsor/Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor, Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Sponsor/Depositor as to (a)

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Depositor as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor/Sponsor as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor